Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ**

__________________________

OF COUNSEL:

Jessica Haggard, esq. ***

MICHAEL R. GEROE, ESQ, CIPP/US****

CRAIG D. LINDER, ESQ*****

PETER P. LINDLEY, ESQ, CPA, MBA

john lowy, esq.******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

Harris Tulchin, Esq. *******

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

***licensed in Missouri

****licensed in CA, DC, MO and NY

*****licensed in CA, FL and NY

******licensed in NY and NJ

*******licensed in CA and HI (inactive in HI)

December 8, 2023

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

Re: Intrusion Inc. – Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Intrusion Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1, as publicly filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2023 (the “Registration Statement”), with respect to the relating to (a) the issuance of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon the exercise of warrants issued by the Company, and (b) the resale of shares of Common Stock issued by the Company and held by certain securityholders of the Company, as follows:

(i)	the issuance of up to 8,718,748 shares (the “Warrant Shares”) of Common Stock upon the exercise of outstanding warrants to purchase Common Stock, having an exercise price of $0.60 per share (the “Warrants”); and

(ii)	the resale of up to 13,078,122 shares of Common Stock (collectively, the “Resale Shares”), consisting of (a) 4,359,374 shares of Common Stock held by the Selling Securityholders (as defined in the Registration Statement) issued on November 8, 2023, pursuant to that certain Purchase Agreement, dated as of November 8, 2023 (the “Purchase Agreement”), by and among the Company and the Selling Securityholders, and (b) up to 8,718,748 Warrant Shares that are issuable to the Selling Securityholders pursuant to the terms of the Warrants that were issued to the Selling Securityholders pursuant to the Purchase Agreement.

The Warrant Shares and the Resale Shares are collectively referred to as the “Securities”)

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In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of Warrant to be entered by and between the Company and the Selling Securityholders pursuant to the Purchase Agreement; and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Purchase Agreement and Warrants are the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Securities Act; (x) that the Company is in good standing in the jurisdiction of its formation and (xi) all Shares and Warrant Shares will be issued in compliance with applicable U.S. federal and state securities and other laws. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of Delaware:

1. The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Warrants and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

2. The Resale Shares have been duly authorized and are validly issued, fully paid and nonassessable.

3. The Warrants are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

With regard to opinion paragraph 3: (i) our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (ii) we express no opinion as to any provision of the Warrants, that (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and (iii) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

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This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

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